UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-37388	Talen Energy Corporation (Exact name of Registrant as specified in its charter) (Delaware) 835 Hamilton Street Allentown, PA 18101-1179 (610) 774-5151	47-1197305

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) 835 Hamilton Street Allentown, PA 18101 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On June 1, 2015, Talen Energy Corporation (“Talen Energy” or the “Company”) issued a press release announcing the formation of the Company following the completion of the spinoff of the competitive power generation business of PPL Corporation and the subsequent combination with the competitive power generation business owned by Riverstone Holdings LLC. In addition, as previously announced on May 26, 2015, Talen Energy announced that at 5:00 p.m. (Eastern Time) on June 1, 2015, members of Talen Energy’s senior management will hold a conference call and webcast to discuss Talen Energy’s business outlook and provide guidance on earnings and cash flow.

The conference call will be webcast live, in audio format, along with slides of the presentation at www.talenenergy.com. A replay of the presentation and the slides will also be available at www.talenenergy.com. A copy of the press release announcing completion of the transaction, the conference call and the webcast is furnished as Exhibit 99.1. A copy of the slides to be used for the webcast is furnished as Exhibit 99.2.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	June 1, 2015 press release.

99.2	Slides to be used in connection with the presentation referred to in Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION

By:	/s/ Paul A. Farr
Paul A. Farr President, Chief Executive Officer and Director

PPL ENERGY SUPPLY, LLC

By:	/s/ Paul A. Farr
Paul A. Farr President and Chief Executive Officer

Dated: June 1, 2015

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